Item 23.(b)
                                                            Other Exhibits (b)

                    DREYFUS PREMIER INTERNATIONAL FUNDS, INC.

                       Certificate of Assistant Secretary

      The undersigned, Stephanie Pierce, Vice President, Assistant Treasurer and Assistant Secretary of Dreyfus Premier International Funds, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez and Karen Jacoppo-Wood on behalf of the proper officers of the Fund pursuant to a power of attorney:

            RESOLVED, that the Registration Statement and any and all amendments and supplements thereto, may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez and Karen Jacoppo-Wood as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact, hereby is authorized and approved; and that such attorneys-in-fact; and each of them, shall have the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on September 1, 1999.


                                                          /s/ Stephanie Pierce
                                                          ---------------------
                                                          Stephanie Pierce
                                                          Vice President,
                                                          Assistant
                                                          Treasurer and
                                                          Assistant
                                                          Secretary